SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2003

Quality Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18145	75-2273221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 South Third Street Columbus, OH	43207-2402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 228-0185

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

On March 21, 2003 the Company appointed Mr. Kenneth T. Urbaszewski to the Board of Directors.  Mr. Urbaszewski was born on March 23, 1947.  He received a B.S. in Quantitative Methods from the University of Illinois at Chicago Circle. Additionally, he holds the designation of Chartered Financial Analyst (CFA) and has 25 years of experience in the investment management business.  In 1998, he retired as Senior Vice President in the Fixed Income Department of Scudder Kemper Investments.  Since his retirement in 1998, Mr. Urbaszewski has been a private investor, and a board member of his local United Way.  Since 2000, he has served as a Trustee for his local Police Pension Fund.  Mr. Urbaszewski is the owner of 2,000 shares of Quality Products common stock.

On April 16, 2003, the Company completed a financing agreement with a group of private investors (“the lending group”) including the Company’s Chairman and CEO, Richard Drexler, the Company’s Operations Manager, Dan Drexler, the Company’s President, Ted Schwartz, and the Company’s Assistant Treasurer, Karen Hart.  The Company issued a five-year term note payable in the amount of $770,000 principal at 8.00% annual interest.  The agreement includes a clause permitting early repayment without penalty at any time.  The Company granted a security interest to the lending group in all of the Company’s assets.  The proceeds from the note were used to pay off the Company’s outstanding debt with U.S. Bank in the discounted amount of $758,000, and $8,855 of the bank's legal fees.  The Company will recognize a gain of approximately $42,000 in the quarter ending June 30, 2003, representing the difference between the prediscount amount of $800,776 owed to the bank and the discounted amount of $758,000.  The Company incurred approximately $18,000 of expenses associated with the new lending agreement and settlement of the bank debt.  The security interest for the lending group is substantially the same as the security interest U.S. Bank held.  The new lending agreement does not require the Company to meet financial performance covenants.  In contrast, failure to meet financial performance covenants under the former U.S. Bank agreement was considered an event of default.  Beginning April 30, 2003, the Company will issue monthly principal repayments of $12,833.33 plus accrued interest, with the final payment due on March 31, 2008.  Prior to entering into the agreement, the Company communicated with numerous commercial lenders, but none were willing to provide an offer to the Company on terms as favorable as those offered by the lending group.  Under the new agreement the Company is permitted to pay dividends on the preferred stock and issue any payments due on the Columbus Jack acquisition note.  The Company intends to fulfill these obligations immediately.

Item 7.  Financial Statements and Exhibits.

(c)           Exhibits

Exhibit Number	Description of Document
4.1

Promissory Note dated April 16, 2003, by and among the Company and Richard A. and Clare F. Drexler, Dan L. Drexler, Jason Drexler, Theodore P. Schwartz, Eleanor Metnick and Nicole E. Drexler, RD&J Corporation, the Dale S. Drexler Living Trust, Karen K. Hart, and the Alyce A. Lazar Living Trust.

4.2	Security Agreement dated April 16, 2003.

4.3	Guarantee dated April 16, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quality Products, Inc.
Registrant

Date:  April 17, 2003

By:

/s/ Richard A. Drexler

Richard A. Drexler
Chief Executive Officer